UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 10, 2010

COLOMBIA CLEAN POWER & FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4265 San Felipe Street, Suite 1100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As previously disclosed, Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), commenced a private placement to a limited number of accredited investors (collectively, the “Investors”) of up to a maximum of $2,500,000 in aggregate principal amount of its 10% Secured Convertible Notes due June 30, 2012 (collectively, the “Notes”) and five-year warrants (the “Warrants”) to purchase in aggregate up to 1,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at an exercise price of $0.01 per share.  Pursuant to the Subscription Agreement (the “Subscription Agreement”) between the Company and the Investors, for every $250,000 of principal amount of Notes purchased, the Investors are entitled to receive Warrants to purchase 100,000 shares of Common Stock.  The Company previously disclosed the terms of its private placement in its Current Report on Form 8-K, filed with the Securities and Exchange Commission in its Current Report on Form 8-K, filed on October 6, 2010, the terms of which are  incorporated by reference herein.

On or before October 29, 2010, the Company received the written consents of the holders of the then outstanding Notes  to increase the size of the offering to a maximum of $4,000,000 aggregate principal amount of Notes and Warrants to purchase up to 1,600,000 shares of Common Stock.  Thereafter, on December 10, 2010, the Company received additional written consents to further increase the size of the offering to a maximum of $8,000,000 aggregate principal amount of Notes and Warrants to purchase up to 3,200,000 shares of Common Stock.  The Subscription Agreement, Notes, Warrants and the Pledge and Collateral Agency Agreement (the “Pledge Agreement”) were revised to reflect the increase in the size of the offering.

On December 10, 2010, and December 17, 2010, the Company completed closings of the offering.  In these closings, the Company issued Notes in the aggregate principal amount of $4,410,000 and Warrants to purchase an aggregate of 1,764,000 shares of Common Stock.  In this offering, the Company had previously issued Notes in the aggregate principal amount of $3,365,000 and Warrants to purchase an aggregate of 1,346,000 shares of Common Stock.

In connection with their investment in the Company, and pursuant to letter agreements (collectively, the “Letter Agreements”) dated December 3, 2010, and released from escrow on December 10, 2010, each of Steelhead Navigator Master, L.P. (“Steelhead”) and Pinnacle Family Office Investments, L.P. (“Pinnacle”), the two largest investors in the offering, were granted rights of first refusal to participate in future offerings of the Company’s securities.  The Letter Agreement with Steelhead provides that Steelhead has the right to purchase up to (i) 50% of any offering of new preferred securities or debt securities, and (ii) 25% of any offering of new Common Stock, issued by the Company.  The Letter Agreement with Pinnacle provides that Pinnacle has the right to purchase up to 12.5% of any offering of new securities issued by the Company.  The Letter Agreements each expire on the earlier of: (i) the final closing of an offering by the Company of new securities with minimum gross proceeds of $10,000,000, or (ii) the second anniversary of the date of the Letter Agreements.

The offering of Notes and Warrants was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The above description of the Notes, the Warrants and the Pledge Agreement, each as amended, and the Letter Agreements is qualified in its entirety by reference to the full text of the forms of Note and Warrant, the Pledge Agreement and the Letter Agreements, copies of which are filed as Exhibits to this Current Report on Form 8-K and the contents of which are incorporated herein by reference thereto.

The Pledge Agreement has been included as an exhibit to this Current Report on Form 8-K to provide information regarding its terms.  The exhibit  is not intended to provide any other factual information about the Company.  The Pledge Agreement contain representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in the representations and warranties in the Pledge Agreement were made solely for purposes of the Pledge Agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to stockholders or may have been used for the purposes of allocating risk among the parties to the Pledge Agreement rather than establishing matters as fact.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Aggregate cash fees of $412,800 were paid to the placement agents at the December 10, 2010 and December 17, 2010 closings referenced herein.  In addition, at such closings, the placement agents were issued five-year warrants to purchase an aggregate of 144,320 shares of the Company’s common stock for a purchase price of $2.50 per share.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

Exhibit
Number	Description

4.1	Form of 10% Secured Convertible Note.

4.2	Form of Investor Warrant.

10.1	Amendment No. 2 to Pledge and Collateral Agency Agreement.

10.2	Letter Agreement effective December 10, 2010, between Steelhead Partners, LLC and Colombia Clean Power & Fuels, Inc.

10.3	Letter Agreement effective December 10, 2010, between Pinnacle Family Office Investments, L.P. and Colombia Clean Power & Fuels, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2010

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
Edward P. Mooney
President and Chief Executive Officer